Exhibit 99.8

WARNER CHILCOTT PUBLIC LIMITED COMPANY 1 GRAND CANAL SQUARE, DOCKLANDS DUBLIN 2, IRELAND	VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. (Eastern Time in the U.S.) on [ — ], 2013. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. (Eastern Time in the U.S.) on [ — ], 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, New York 11717 so it is received no later than the day before the meeting. This proxy card may also be handed to the Chairman of the Extraordinary General Meeting and will still be valid.

SEPARATE PROXIES ARE ENCLOSED FOR THE COURT MEETING AND EXTRAORDINARY GENERAL MEETING. PLEASE ENSURE THAT YOU VOTE BOTH PROXIES.

[PRELIMINARY COPY]

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.        DETACH AND RETURN THIS PORTION ONLY

WARNER CHILCOTT PUBLIC LIMITED COMPANY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:
THE FULL TEXT OF THESE PROPOSALS IS CONTAINED IN THE ACCOMPANYING NOTICE OF EXTRAORDINARY GENERAL MEETING.

					For	Against	Abstain

1. Approval of the Scheme of Arrangement.					☐	☐	☐

2. Cancellation of Warner Chilcott Shares pursuant to the Scheme of Arrangement.					☐	☐	☐

3. Directors’ authority to allot securities and application of reserves					☐	☐	☐

4. Amendment to Articles of Association.					☐	☐	☐

5. Creation of Distributable Reserves of New Actavis.					☐	☐	☐

6. Approval on an advisory basis of specified compensatory arrangements between Warner Chilcott and its named executive officers.					☐	☐	☐

7. Adjournment of the Extraordinary General Meeting.					☐	☐	☐

Vote on other matters
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Extraordinary General Meeting.
To change the address on your account, please check the box at the right and indicate your new address in the space provided on the reverse side where indicated. Please note that changes to the registered names on the account may not be submitted via this method.			☐

Please indicate if you plan to attend this meeting.	☐	☐		This Proxy is solicited on behalf of the Board of Directors of Warner Chilcott. This Proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this Proxy will be voted “FOR” each of the proposals.
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

OF WARNER CHILCOTT PUBLIC LIMITED COMPANY

[—], 2013

If voting by mail, please date, sign and mail this proxy card in the postage-paid, return-addressed envelope provided as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting:

The Joint Proxy Statement/Prospectus and other proxy materials are available at www.proxyvote.com

i            Please detach along perforated line and mail in the envelope provided.            i

PROXY WARNER CHILCOTT PUBLIC LIMITED COMPANY EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON [—], 2013

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints (i) the Chairman of the Extraordinary General Meeting or (ii)                      of                      as proxy to represent and vote as designated on the reverse side, all the ordinary shares of Warner Chilcott Public Limited Company (“Warner Chilcott”) held of record by the undersigned on [—], 2013, at the Extraordinary General Meeting of Shareholders to be held at [—] on [—], 2013, at [—] (local time), or, if later, as soon as possible after the adjournment or conclusion of the Court Meeting, including for the avoidance of doubt, any adjournment or postponement thereof.

NOTES:

A.      If a shareholder desires to appoint a proxy other than the Chairman of the Extraordinary General Meeting, the shareholder should insert the proxy’s name and address above and delete the words “Chairman of the Extraordinary General Meeting.”

B.      If the Form of Proxy is properly executed and returned to Broadridge, it will be voted in the manner directed by the shareholder(s) executing it or, if no directions are given with respect to a voting item and the Chairman of the Extraordinary General Meeting is appointed as proxy, will be voted with respect to that voting item in accordance with the recommendations of Warner Chilcott’s board of directors.

C.      Except where otherwise appears, capitalized terms shall have the same meaning in this document as they have in the Scheme of Arrangement set out in Part 3 of the joint proxy statement/prospectus of Warner Chilcott and Actavis, Inc.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on the reverse side)